UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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TRANS1 INC.

(Name of Registrant as Specified In Its Charter)

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The following communication was sent to employees of TranS1 Inc. and Baxano, Inc. on May 20, 2013:

TranS1 and Baxano (Baxano Surgical) Teams,

I hope this finds everyone doing well!

We are entering the final two weeks of May and also the final two weeks prior to the close of the merger and the commencement of our new entity Baxano Surgical!  Here is a quick update on our progress;

•	The sales management organization has completed integration and I am proud to see the strong leadership displayed by Joe Bocchino and Chad Terefenko and the rest of the Regional Sales Directors that have stepped into very important management and leadership roles for Baxano Surgical. Cross training of both sales teams is well underway and we expect to have all reps and managers through the initial training in May. Case observations to become qualified to cover cases on all of our technologies will continue through the month of June and probably July. We hope to enter July with everyone on the sales team able to cover iO-Flex cases and have everyone able cover AxiaLIF and VEO by the end of July. Excellent progress and thanks to the Professional Education groups of both companies for the dedication!

•	iO-Tome will be commencing its limited market release this coming week. We hope to get 30 cases completed by late June or July and if all evaluation cases go well we will have a full commercial launch in Q4. Great job to Greg Welsh, Bob Garabedian, Nikolas Kerr and the rest of the R&D crew in San Jose for the excellent work going through the multiple steps to get the product to this point.

•	Amazing work is taking place on the operations and back office integration of the companies. At the time we open for business on June 3rd we should be operating under one system; QAD. This will be new for some and we will manage to any hiccups we may have but these will be internal only and not customer facing. Thanks to Joe Slattery, Scott Cady, Tim Shannon, John Hogan, Justin Denning, Marc Sabransky, Nina Rosenbladt, PT Tan, Andy Pearson and Lisa Fuller (and many others that have contributed in part to this important project).

•	We submitted our first IDE to the FDA this past week to perform a clinical trial to expand the indications for AxiaLIF for long constructs. We have a strong group of surgeon thought leaders consulting for us on this important project. Thanks goes to Stephanie Fitts, Teresa Schroeder and Rebecca Gibson for the great work hitting this timeline.

•	Also on the clinical front excellent work by Gary Walker and team for enrolling three new patients in the iO-Flex STRIDE trial which is now up to 37 patients enrolled!

Team very shortly we will be one company and there is no one more excited than me to see this vision realized in what I believe will create the leader in MIS spine as we execute our plan.  Remember believing in the vision is the first step!

As we go forward a continuous theme of our new company will be revenue growth.  We will begin to track this as a company on a monthly basis and I will keep you informed on our progress.  In early June a new incentive bonus program will also be put in place for ALL employees to share in the growth of our business.  Teamwork and pushing in the same direction on the most important levers of our business are what is going to help us gain momentum!

Attached is the Baxano Surgical logo unveiled to some of you for the first time.  I look forward to everyone wearing our gear after closing.  Be looking for something in the mail or in the office soon after the 31st.

Have a great week!

Always long on TSON and BAXS!

Best Regards,

Ken Reali

President and CEO

TranS1

110 Horizon Drive

Suite 230

Raleigh, NC  27615

Phone - 910-332-4544

Fax - 919-803-3775

Email - kreali@TranS1.com

Cautionary Statement

The merger discussed above involves the sale of securities in a private transaction that will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be subject to the resale restrictions under that act. Such securities may not be offered or sold absent registration or an applicable exemption from registration requirements. This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

Statements in this communication regarding the merger constitute “forward looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control, and which may cause results to differ materially from expectations. Factors that could cause actual results to differ materially from those described include, but are not limited to, the ability to consummate the transactions on the proposed timeline or at all, failure to receive the approval of the stockholders of the Company, the risk that the merger agreement could be terminated under circumstances that would require the Company to pay a termination fee, the effect on the Company’s business of existing and new regulatory requirements, uncertainty surrounding the outcome of the matters relating to the subpoena issued to the Company by the Department of Health and Human Services, Office of Inspector General, stockholder class action lawsuits, and other economic and competitive factors, and the other factors described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports. You are cautioned not to place undue reliance on these forward looking statements, which are based on the Company's expectations as of the date of this communication and speak only as of the date of this communication. The Company undertakes no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the merger described in the definitive proxy statement on Schedule 14A filed by TranS1 on May 9, 2013. TranS1 may file other documents regarding the merger described in this communication with the SEC. STOCKHOLDERS OF TRANS1 ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED BY TRANS1 ON MAY 9, 2013, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The definitive proxy statement was mailed to stockholders on or about May 14, 2013. Stockholders may obtain, without charge, a copy of the definitive proxy statement and other documents TranS1 files with the SEC from the SEC’s website at www.sec.gov. The definitive proxy statement and other relevant documents are also available, without charge, by directing a request by mail or telephone to TranS1, Attn: Corporate Secretary, 110 Horizon Drive, Suite 230, Raleigh, NC 27615, by calling TranS1 at (866) 256-1206, by emailing TranS1 at merger@trans1.com, or TranS1’s website, www.trans1.com.